EXHIBIT 3.(i).1

      FILED                  Articles of Incorporation        Filing fee:
IN THE OFFICE OF THE           (PURSUANT TO NRS 78)          Receipt #:
SECRETARY OF STATE               STATE OF NEVADA
     OF THE
STATE OF NEVADA
                            [State Seal]           Receipt No.   FY9800045663
 FEB 17, 1998                                         CORPORATE CREATIONS
 No.C3168-98                                          02/17-1998       185.00
              --------
Dean Heller, Secretary of State                                     REC'D BY KR
                                 STATE OF NEVADA
(For filing office use)         Secretary of State       (For filing office use)
--------------------------------------------------------------------------------
1.  NAME OF CORPORATION: COASTAL ENTERPRISES, INC.
                         --------------------------
2. RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)
      Name of Resident Agent: National Registered Agents, Inc. of Nevada
                             --------------------------------------------
      Street Address: 400 West King Street  Carson City     NV      89703
                      ---------------------------------------------------
                      Street No. Street Name   City                 Zip
3. AUTHORIZED SHARES: (number of shares the corporation is authorized to issue) Number of shares with par value: 20,000,000 Par value: $.001
                                     -----------           ------
    Number of shared without par value:
                                       ----
4.  GOVERNING BOARD: shall be styled as (check one):  X Directors     Trustees
                                                     ---           ---
     The FIRST BOARD OF DIRECTORS shall consist of one member and the names and Addresses are as follows:
     Dale B. Finfrock, Jr.           P.O. Box 669       Palm Beach, FL 33480
     -------------------------------------------------------------------------
     Name                               Address           City/State/Zip

5. PURPOSE: The purpose of the corporation is to conduct or promote any lawful business or purposes.
6. NRS 78.037: States that the articles of incorporation may also contain a provision eliminating or limiting the personal liability of a director or officer of the corporation or its stockholders for damages for breath of fiduciary duty as a director or officer except acts or omissions which include misconduct or fraud. Do you want this provision to be part of your
     articles?  Please check one of the following:   YES X    NO
                                                        ---     ---
7. OTHER MATTER: This form includes the minimal statutory requirements to incorporate under NRS.78. You may attach additional information noted on separate pages. But, if any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. NUMBER OF PAGES ATTACHED 1
                             --
8. SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporator signing the articles: (signatures must be notarized)

Corporate Creations International, Inc.   Subscribed and Sworn to before me this
---------------------------------------    16 Day of February, 1998
Name (print)                               --        --------  ----

941 Fourth Street #200 Miami Beach, FL 33139
--------------------------------------------
Address                   City/State/Zip

 /s/ Greg K. Kuroda                            /s/ Luis A. Uriarte
 ------------------                            -------------------------------
 Corporate Creations International, Inc.                Notary Public
 Greg K. Kuroda      Vice President                     [Notary Stamp]

9.   CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT
     National Registered Agents, Inc. of Nevada hereby accept appointment as Resident Agent for the above named corporation.

     /s/ (illegible), Asst. Sec.                     Date: 2-16-98
     -------------------------------------------------------------
     National Registered Agents, Inc. of Nevada

    FILED                   Articles of Incorporation        Filing fee:
IN THE OFFICE OF THE           (PURSUANT TO NRS 78)          Receipt #:
SECRETARY OF STATE               STATE OF NEVADA
   OF THE
STATE OF NEVADA

         FEB 17, 1998                                [State Seal]
         No.C3168-98
Dean Heller, Secretary of State

                                  STATE OF NEVADA
 (For filing office use)       Secretary of State       (For filing office use)
--------------------------------------------------------------------------------

                                Attachment #1

3.  SHARES: Continued


     The Corporation shall have the authority to issue 1,000,000 shares of preferred stock, par value $.001 per shares, which may be divided into series and with the preferences, limitations and relative rights determined by the Board of Directors. The Corporation elects not to be governed by the provisions of NRS 78.378 to 78.3793 governing the acquisition of controlling interest in the Corporation.